Exhibit 99.1

Forensic Review Finds Zeta Global Practices Sound and Financial Statements Accurate

Internal and External Reviews Show Company Does Not Engage in Misleading Practices

Confirms “Report” Claims are False

NEW YORK – November 20, 2024 – Zeta Global (NYSE: ZETA), the AI-Powered Marketing Cloud, today announced a previously completed forensic review found its practices sound and financial statements accurate, debunking claims made about Zeta Global in a recently published false and misleading “report.”

In response to the false and misleading allegations in that “report,” Zeta is now disclosing the forensic review conducted in 2022 and 2023.

The Audit Committee of Zeta’s Board of Directors oversaw the review after learning of a federal investigation into a company, Kubient, Inc., with which Zeta did business before Zeta went public in 2021. Zeta retained Latham & Watkins LLP and external forensic accountants to review contractual arrangements in which Zeta acts as a vendor and a customer.

The review supported Zeta’s conclusion that its financial statements are accurate and fairly presented Zeta’s financial condition and operating results in all material respects. The review also supported Zeta’s conclusion that its internal controls over financial reporting are effective.

“We are releasing this news today because of the recently released false claims masquerading as ‘facts’ about our Company,” said David Steinberg, Co-Founder, Chairman, and CEO of Zeta. “Publishing false claims hurts reputable companies like ours and only benefits manipulative traders who seek to exploit the impact their false claims have on share price.”

“We asked Latham and external forensic accountants to scrutinize how Zeta operates and books its business,” said Robert Niehaus, Chair of Zeta’s Audit Committee. “Zeta’s findings based on their work should give any objective person confidence in the integrity of Zeta’s operations, controls, processes, and financial statements.”

PCAOB rules required disclosure of critical audit matters (CAM) for the first time in Zeta’s annual report on Form 10-K for the fiscal year ended December 31, 2023. CAM disclosure is intended to provide information arising from the financial statement audit process. CAM disclosures are common for publicly traded companies.

As the PCAOB has stated, and contrary to insinuations in the “report,” CAM disclosure does not reflect negatively on the company, does not indicate control deficiencies, and does not alter the auditor’s opinion on the financial statements. Moreover, “revenue from customer contracts is the number one most common CAM topic among all public companies,” according to a January 2024 survey by Audit Analytics.

“More than a year ago, Zeta disclosed its cooperation with an investigation by federal authorities into Kubient,” Steinberg added. “We never did a material amount of business with that company, and we ended that relationship before our IPO three years ago. Zeta Global will continue to create long-term shareholder value and demonstrate its strength and the resilience our business model. I have asked our counsel to review all appropriate legal remedies we may take against the publisher of this bogus ‘report.’”

About Zeta

Zeta Global (NYSE: ZETA) is the AI-Powered Marketing Cloud that leverages advanced artificial intelligence (AI) and trillions of consumer signals to make it easier for marketers to acquire, grow, and retain customers more efficiently. Through the Zeta Marketing Platform (ZMP), our vision is to make sophisticated marketing simple by unifying identity, intelligence, and omnichannel activation into a single platform – powered by one of the industry’s largest proprietary databases and AI. Our enterprise customers across multiple verticals are empowered to personalize experiences with consumers at an individual level across every channel, delivering better results for marketing programs. Zeta was founded in 2007 by David A. Steinberg and John Sculley and is headquartered in New York City with offices around the world. To learn more, go to www.zetaglobal.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition and could cause actual results to differ materially from those expressed in the forward-looking statements. These statements are not guarantees of future performance or results. The forward-looking statements are subject to and involve risks, uncertainties and assumptions, and you should not place undue reliance on these forward-looking statements. These cautionary statements should not be construed by you to be exhaustive and are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contacts

Investor Relations
Madison Serras
ir@zetaglobal.com

Press
Candace Dean
press@zetaglobal.com